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                                     Exhibit 5
                       Opinion of Muldoon Murphy and Faucette LLP






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                                 August 14, 2001



Board of Directors
Security Financial Bancorp, Inc.
9321 Wicker Avenue
St. John, Indiana 46373

      Re: Security Financial Bancorp, Inc. 2000 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of
            271,384 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by Security Financial Bancorp, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 271,384 shares of the Company's Common Stock, $.01 par value (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers 193,846 Shares that may be issued upon the exercise of stock options and 77,538 Shares that may be distributed as restricted stock awards under the Security Financial Bancorp, Inc. 2000 Stock-Based Incentive Plan (the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

      The following provisions of the Certificate of Incorporation of Security Financial Bancorp, Inc., may not be given effect by, or may be subject to equitable limitations by, a court applying Delaware law, but, in our opinion, any failure to give effect to, or limitations placed upon, such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:




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Board of Directors
Security Financial Bancorp, Inc.
August 14, 2001
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      (a)   Subsections C.3 and C.6 of Article FOURTH which grant  the Board the authority to construe and apply the provisions of that Article and subsection C.4 of Article FOURTH, to the extent it obligates any person to provide, or authorizes the Board to demand, complete information concerning beneficial ownership of the Company's common stock; and

      (b)   Article  NINTH  which authorizes the Board to consider the effect of
            any offer to acquire  the  Company on   constituencies   other  than
            stockholders in evaluating any such offer.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8.


                                          Very truly yours,


                                          /s/ MULDOON MURPHY & FAUCETTE LLP

                                         MULDOON MURPHY & FAUCETTE LLP